UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): March 16, 2012

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

Effective March 16, 2012, Comverge, Inc. (the “Company”) and Projects International, Inc. (“PI”) terminated by mutual agreement that certain Joint Master Agreement between the Company and PI, dated June 11, 2010 (the “Master Agreement”), as well as the related Trademark License Agreement and Warrant Agreement, each between the Company and PI and dated June 11, 2010. The Company intends to continue to explore opportunities to work with PI and to enter into agreements and commercial arrangements with PI in international markets in the future. The Company has also maintained agreements with certain of PI’s affiliates.

Under the terms of the Master Agreement, PI had the primary responsibility for identifying and executing such projects in the identified countries or country groups, and the Company provided key operations consulting, hardware and software technology, marketing support, trade name and intellectual property licensing as contemplated under the Master Agreement. The Master Agreement also provided both parties with the exclusive right to work with the other in specified territories assuming certain performance metrics are achieved. In addition, the parties were free to pursue projects in countries outside of the territories. The Master Agreement also contained customary terms and conditions, including non-competition and covenants not to hire employees. The initial term of the Master Agreement ranged from one to three years based on achieving successful performance in the specified country or country group.

Under the Trademark License Agreement, the Company granted to Projects International a non-exclusive, non-assignable, sub-licensable, royalty-free license to use various service marks, trademarks and company names in the territories (as defined in the Master Agreement) solely in connection with the business contemplated under the Master Agreement. Under the Warrant Agreement, PI obtained the right to be issued warrants to purchase up to 1,200,000 shares of the Company’s common stock, par value $0.001 per share, for $16.24 per share upon the attainment of defined performance metrics in the Warrant Agreement. Under the Warrant Agreement, such warrants would have been issued if PI was successful during the first three years of the Master Agreement in securing a qualifying contract resulting in a minimum of 100 Megawatts of delivered load reduction over the term of the contract, and in increments of 120,000 shares for every 100 Megawatts of delivered load reduction contracts, in the aggregate, above the minimum performance metric, up to a maximum of 1000 Megawatts. No warrants were issued under the Warrant Agreement prior to its termination, and all of PI’s rights to warrants thereunder ended upon the termination of the Warrant Agreement.

The Company did not incur any early termination penalties as a result of the termination of these agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Executive Vice President and Chief Financial Officer
Dated:	March 22, 2012